EXHIBIT A
Directors and Executive Officers of Lafarge S.A.
     The name, residence or business address, citizenship and present principal occupation or employment of Lafarge S.A.’s directors and executive officers, and the name, address and principal business of the corporation (if other than Lafarge S.A.) in which such employment is conducted, are as follows:
Bertrand Collomb
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Chairman of the Board
Bernard Kasriel
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Vice-Chairman of the Board
Bruno Lafont
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Chief Executive Officer and Director
Jacques Lefèvre
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Vice-Chairman of the Board
Michael Blakenham
1 St Leonard’s Studios
Smith Street, London SW3 4EN, United Kingdom
British citizen
President of the British Trust for Ornithology
Director of Sotheby’s Holdings Inc.
Director of Lafarge S.A.
Jean-Pierre Boisivon
Institut de l’Entreprise, 6 rue Clément Marot
75008 Paris, France
French citizen
Délégué général of l’institut de l’Entreprise
Director of Lafarge S.A.

Michel Bon
Dome Close Brothers, 12 rue Léon Jost
75017 Paris, France
French citizen
Senior adviser, Dome Close Brothers
Chairman of the Supervisory Board of Editions du Cerf
Director of Lafarge S.A.
Philippe Charrier
Procter and Gamble France, 96 avenue Charles de Gaulle
92200 Neuilly-sur-Seine, France
French citizen
President and CEO of Procter and Gamble France
Director of Lafarge S.A.
Oscar Fanjul
Omega Capital, Paseo de la Castellana, 28-5
ES-28046 Madrid, Spain
Spanish citizen
Vice President and CEO of Omega Capital
Director of Lafarge S.A.
Guilherme Frering
12 Stanhope Gate
London W1K 1AW, United Kingdom
Brazilian citizen
President of the Instituto Desiderata (Brazil)
Director of Lafarge S.A.
Juan Gallardo
Grupo Embotelladoras Unidas S.A. de C.V., Monte Caucaso 915, 4 Piso,
Col Lomas de Chapultepec C.P., MX 11000 Mexico DF
Mexican citizen
Chairman of Grupo Embotelladoras Unidas S.A. de C.V. (Mexico)
Director of Nacional Drogas, Grupo Mexico and Caterpillar Inc.
Director of Lafarge S.A.
Alain Joly
Air Liquide, 75 quai d’Orsay
75007 Paris, France
French citizen
Chairman of the Supervisory Board of L’Air Liquide S.A.
Director of Lafarge S.A.
Raphaël de Lafarge
28 quai Claude Bernard
69007 Lyon, France

French citizen
Director of Lafarge S.A.
Michel Pébereau
BNP Paribas, 3 rue d’Antin
75002 Paris, France
French citizen
Chairman of BNP Paribas
Director of Total and Saint-Gobain
Director of Lafarge S.A.
Hélène Ploix
Péchel Industries, 162 rue du Faubourg Saint Honoré
75008 Paris, France
French citizen
Chairman of Pechel Industries S.A.S. (France)
Director of Publicis Groupe, BNP Paribas, Ferring S.A. (Switzerland) and the Boots Group Plc.
(Great Britain)
Director of Lafarge S.A.
Michel Rose
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Chief Operating Officer
Ulrich Glaunach
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
Austrian citizen
Executive Vice-President, Cement
Guillaume Roux
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Executive Vice-President, Cement
Jean-Charles Blatz
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Executive Vice-President, Aggregates & Concrete
Jean-Christophe Barbant,
Frankfurter Landstrasse 2-4
DE — 61437 Oberursel, Germany

French citizen
Executive Vice-President, Roofing
Isidoro Miranda
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
Spanish citizen
Executive Vice-President, Gypsum
Jean-Jacques Gauthier
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Executive Vice-President, Finance
Christian Herrault
61, Rue des Belles Feuilles
B.P. 75782 Paris Cedex 16, France
French citizen
Executive Vice-President, Human Resources and Organization

A-4